Exhibit 99.1

***FOR IMMEDIATE RELEASE***

For:  ZIONS BANCORPORATION                                                                                                                                                                                                                 Contact: James Abbott
One South Main, 15th Floor                                                                                                                                                                                                                              Tel: (801) 524-4787
Salt Lake City, Utah                                                                                                                                                                                                                                            July 20, 2009
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS 2009 SECOND QUARTER
RESULTS WITH STRONG IMPROVEMENT IN CAPITAL LEVELS

SALT LAKE CITY, July 20, 2009 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported a second quarter net loss applicable to common shareholders of $40.7 million or $0.35 per diluted share, compared to a net loss of $852.3 million (which included nonoperating goodwill impairment of $634.0 million) or $7.47 per diluted share for the first quarter of 2009.

Second Quarter 2009 Highlights
Positives:

•	Tangible common equity ratio of 5.66% at June 30, 2009 compared to 5.26% at March 31, 2009, which includes the impact of previously announced capital actions of $511 million.

•	Average noninterest-bearing demand deposits increased $0.8 billion or 32% annualized from first quarter.

•	Net interest margin of 4.09% compared to 3.93% in first quarter.

•	Build-up of the allowance for loan losses, with ratio to net loans of 3.08% compared to 2.03% in first quarter; ratio of total allowance and reserve for credit losses to net loans increased to 3.23%.

Continuing challenges:

•	Net loan charge-offs of $347.5 million (including one credit for $47.5 million on which a substantial recovery is expected) compared to $151.7 million in first quarter.

•	Nonperforming lending related assets of $1.9 billion (excluding FDIC-supported assets); ratio to net loans and other real estate owned of 4.68% compared to 3.96% in first quarter.

•	Credit-related OTTI on CDO securities of $42.0 million compared to $82.7 million in first quarter.

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ZIONS BANCORPORATION
Press Release – Page 2
July 20, 2009

“As we continue to progress through this difficult economic period, we are pleased to have been able to significantly increase key capital ratios while at the same time substantially building our reserves for problem credits this quarter,” said Harris H. Simmons, chairman and chief executive officer. “We are further encouraged by the particularly strong growth of our highest quality deposits. This, along with the reduction in excessive cash balances which had been carried at a negative spread has strengthened our net interest margin. Finally, we are pleased that a major U.S. consulting firm, based on a survey of business customers, recently reported that Zions ranks as one of the best among leading U.S. banks for customer service, willingness to lend, and treasury management products,” Simmons added.

Asset Quality
The provision for loan losses was $762.7 million for the second quarter of 2009 compared to $297.6 million for the first quarter of 2009 and $114.2 million for the second quarter of 2008. The provision for the second quarter of 2009 was 7.44% annualized of average loans excluding FDIC-supported assets and was $415.2 million in excess of net loan and lease charge-offs. The increased provision resulted from continued deterioration in commercial real estate and commercial and industrial loan portfolios, re-estimation of certain of the Company’s loss reserve factors based on a newly updated migration analysis reflecting more recent loss experience, and to incorporate the possibility of a more protracted credit cycle.

The allowance for loan losses as a percentage of net loans and leases excluding FDIC-supported assets was 3.08% at June 30, 2009 compared to 2.03% at March 31, 2009 and 1.32% at June 30, 2008. Based on March 31, 2009 (the latest available) industry peer group data, this allowance level would rank in the top quartile. The combined allowance for loan losses and reserve for unfunded lending commitments was $1,308.7 million, or 3.23% of net loans and leases excluding FDIC-supported assets at June 30, 2009, compared to 2.16% at March 31, 2009 and 1.38% at June 30, 2008.

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ZIONS BANCORPORATION
Press Release – Page 3
July 20, 2009

Nonperforming lending related assets were $2,059.3 million at June 30, 2009 ($1,922.6 million excluding FDIC-supported assets) compared to $1,754.8 million at March 31, 2009 and $695.3 million at June 30, 2008.  The ratio of nonperforming lending related assets excluding FDIC-supported assets to net loans and leases and other real estate owned was 4.68% at June 30, 2009 compared to 3.96% at March 31, 2009 and 1.66% at June 30, 2008.

Net loan and lease charge-offs for the second quarter of 2009 were $347.5 million or 3.39% annualized of average loans excluding FDIC-supported assets. This compares with $151.7 million or 1.47% annualized of average loans for the first quarter of 2009 and $67.8 million or 0.67% annualized of average loans for the second quarter of 2008. One large credit on which a substantial recovery is expected accounted for 46 bp of the ratio of net loan and lease charge-offs to average loans for the second quarter of 2009. Construction-related credits accounted for another 168 bp.

Capital Management
During June 2009, as previously disclosed, the Company announced several actions to enhance its tangible common equity. The net effect of these actions added $511 million to tangible common equity and 99 bp to the tangible common equity ratio during the quarter as follows:

		Effect on
		Second quarter net
		earnings applicable to			Tangible
		common shareholders		Diluted	common equity
(Dollars in millions, except per share amounts)		Pretax	After-tax	EPS	Amount	Ratio (bp)

1.	Subordinated debt modification	$305.0	$188.4
2.	Recognition of deferred gains on terminated swaps	161.3	99.6
		466.3	288.0	$2.48	$288.0	56
3.	Gain recognized in equity for conversion option				45.3	9
4.	Preferred stock redemption		52.4	0.45	54.2	10
5.	Common equity ongoing issuances				123.7	24
			$340.4	$2.93	$511.2	99

1.
Subordinated debt modification – The Company exchanged approximately $0.2 billion of subordinated notes for new notes with the same terms. The remaining $1.2 billion of subordinated notes were modified to permit conversion on a par for par basis into either the Company’s Series A or Series C preferred stock. Net of issuance costs and debt discount on the previous debt, the pretax gain recognized in earnings from this debt modification was approximately $305.0 million.

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ZIONS BANCORPORATION
Press Release – Page 4
July 20, 2009

2.	Recognition of deferred gains on terminated swaps – The Company recognized deferred gains of approximately $161.3 million pretax on terminated swaps related to the subordinated debt that was modified.
3.	Gain recognized in equity for conversion option – The Company recognized directly in equity a $45.3 million after-tax gain for the conversion option of the modified debt.
4.
Tender offer of Series A preferred stock – The Company purchased 4,020,435 depositary shares (each share representing a 1/40th ownership interest in a share of preferred stock) at a price of $11.50 per depositary share, or an aggregate amount of $46.4 million including accrued dividends. At a $25 per depositary share liquidation preference, the purchase reduced the $240 million carrying value of the Series A preferred stock by approximately $100.5 million. Net of related costs, the redemption resulted in a $52.4 million increase to retained earnings.

5.
Common equity ongoing issuances – The Company issued approximately $123.7 million of new common stock net of issuance costs, which consisted of 9,177,658 shares at an average price of $13.79 per share. The Company has stated that it expects to issue the balance of the announced $250 million in the next two quarters.

The tangible common equity ratio was 5.66% at June 30, 2009 compared to 5.26% at March 31, 2009 and 5.51% at June 30, 2008. The increase from the first quarter reflects the impact of the capital actions previously discussed, which was partially offset by the effect of operating items, including the provision for loan losses, and the reclassification of securities subsequently discussed.

The estimated Tier 1 common to risk-weighted assets ratio was 6.07% at June 30, 2009 and was 5.73% at March 31, 2009.

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ZIONS BANCORPORATION
Press Release – Page 5
July 20, 2009

Acquisition Related Gains
As previously disclosed, two of the Company’s banking subsidiaries acquired failed financial institutions from the FDIC during the first and second quarters of 2009. California Bank & Trust acquired Alliance Bank on February 6, 2009 and Nevada State Bank acquired Great Basin Bank on April 17, 2009. The acquired loans in both acquisitions involved loss sharing agreements with the FDIC. During the second quarter of 2009, these subsidiaries recognized acquisition related gains totaling $23.0 million, after applying the provisions of SFAS No. 141 (revised 2007) that was adopted on January 1, 2009.

Loans
On-balance-sheet net loans and leases of $41.4 billion at June 30, 2009 decreased approximately $0.5 billion or 5.1% annualized from $41.9 billion at March 31, 2009, and decreased approximately $0.3 billion or 0.8% from $41.7 billion at June 30, 2008.

Deposits
Average total deposits for the second quarter of 2009 increased $0.8 billion or 7.9% annualized to $42.9 billion compared to $42.1 billion for the first quarter of 2009, and increased $6.2 billion or 16.8% compared to $36.8 billion for the second quarter of 2008. Average noninterest-bearing demand deposits increased $0.8 billion or 32.0% annualized to $10.7 billion compared to $9.9 billion for the first quarter of 2009, which was used to reduce more expensive sources of funding.

Net Interest Income
The net interest margin was 4.09% for the second quarter of 2009 compared to 3.93% for the first quarter of 2009 and 4.18% for the second quarter of 2008. The improvement in the net interest margin for the second quarter of 2009 was primarily due to lower rates on deposits, a more favorable funding mix, and reduction of short-term lower yielding assets. The Company continues to pursue strategies to reduce higher cost deposits in order to reduce short-term, low-yielding assets.

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ZIONS BANCORPORATION
Press Release – Page 6
July 20, 2009

Investment Securities
During the second quarter of 2009, the Company recognized in earnings impairment and valuation losses on CDOs of $53.7 million, or $0.28 per diluted share, compared to $283.1 million during the first quarter of 2009. The second quarter losses consisted of the following:

•	$42.0 million of credit-related other-than-temporary impairment (“OTTI”), which includes:

•	$18.3 million for bank and insurance trust preferred CDOs

•	$18.6 million for REIT trust preferred CDOs

•	$5.1 million for other CDOs

•	$11.7 million of valuation losses on securities purchased, which includes:

•	$6.2 million for securities purchased from Lockhart Funding LLC, prior to fully consolidating Lockhart in June 2009

•	$5.5 million for additional valuation adjustments to auction rate securities previously purchased from customers

The Company recognized OTTI according to new accounting guidance adopted during the first quarter of 2009. Credit-related OTTI is recognized currently in earnings while noncredit-related OTTI on securities not expected to be sold is recognized in other comprehensive income (“OCI”).

The primary driver of OTTI in the second quarter of 2009 for bank and insurance trust preferred CDOs was an increased rate of new bank deferrals rather than an increase of actual defaults compared to previously predicted defaults.

During the second quarter of 2009 subsequent to ratings downgrades, the Company reclassified approximately $557 million at fair value of held-to-maturity securities to available-for-sale. No gain or loss was recognized in earnings at the time of reclassification. However, pretax fair value adjustments of $120.8 million on these securities were recorded in OCI, which reduced the tangible common equity ratio by 14 bp.

Noninterest Income
Noninterest income for the second quarter of 2009 was $585.3 million compared to a loss of $145.3 million for the first quarter of 2009 and income of $72.4 million for the second quarter of 2008.

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ZIONS BANCORPORATION
Press Release – Page 7
July 20, 2009

Excluding the previously discussed impairment and valuation losses on securities, the gains on debt modification and terminated swaps, and the acquisition related gains, for the first and second quarters of 2009, noninterest income was $149.7 million for the second quarter of 2009 and $137.8 million for the first quarter of 2009.

Capital markets income increased during the second quarter of 2009 as the Company experienced strength in its securities trading and public finance businesses. Dividends and other investment income decreased primarily due to losses of approximately $5.5 million at two investment funds. Fair value and nonhedge derivative income was $20.3 million during the second quarter of 2009 compared to $4.0 million during the first quarter of 2009. The increase primarily reflects the recognition of hedge ineffectiveness and net changes in credit valuation adjustments on derivatives.

Noninterest Expense
Noninterest expense for the second quarter of 2009 was $419.5 million compared to $376.2 million for the first quarter of 2009 and $354.4 million for the second quarter of 2008. Salaries and employee benefits declined compared to the first quarter; approximately $4.3 million and $1.8 million of severance costs were included in the second and first quarters, respectively. FTEs have been reduced by 3.4% from December 31, 2008 even after adding personnel from FDIC-assisted acquisitions. Other real estate expense increased to $23.7 million during the second quarter of 2009 compared to $18.3 million during the first quarter of 2009. FDIC premiums were $42.3 million for the second quarter of 2009 compared to $14.2 million for the first quarter of 2009; the second quarter premiums included a special assessment of $24.2 million. Other noninterest expense included $5.1 million of debt extinguishment costs primarily for certain long-term FHLB debt and $7.9 million for the provision for unfunded lending commitments compared to $1.8 million in the first quarter of 2009.

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ZIONS BANCORPORATION
Press Release – Page 8
July 20, 2009

Subsequent Event
On July 17, 2009, Zions’ subsidiary, California Bank & Trust (“CB&T”), entered into a purchase and assumption agreement with the FDIC as receiver of the failed Vineyard Bank in Southern California. CB&T is acquiring most of the assets and liabilities of Vineyard in a “whole bank” transaction, with loss sharing. Vineyard has approximately $1.6 billion of assets, including $1.4 billion of loans, $1.5 billion of deposits and 16 branches that are mostly located in the “Inland Empire” area. CB&T conducted due diligence on the loan portfolio. Under the terms of the bid, CB&T will purchase most of Vineyard’s assets at a discount of $242 million to stated value. The FDIC will bear 80% of the first $465 million of loan losses, and 95% of any loan losses above that amount, as provided in the purchase and assumption agreement. The transaction is estimated to be nondilutive to Zions’ tangible common equity ratio and approximately 6 to 9 basis points accretive to risk-based capital ratios as a result of a pretax gain on the purchase, which is estimated to be greater than $100 million and will be recognized in the third quarter of 2009. The transaction is expected to be approximately $0.04 to $0.06 per share accretive to earnings on an annualized basis thereafter.

Conference Call
Zions will host a conference call to discuss these second quarter results at 5:30 p.m. ET this afternoon (July 20, 2009). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-800-706-7745 (international: 617-614-3472) and entering the passcode 81536894, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from 8:30 p.m. ET on Monday, July 20, 2009, until midnight ET on Monday, July 27, 2009, by dialing 1-888-286-8010 (international: 617-801-6888) and entering the passcode 77926352. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in ten Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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ZIONS BANCORPORATION
Press Release – Page 9
July 20, 2009

Forward-Looking Information
Statements in this earnings release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2008 Annual Report on Form 10-K of Zions Bancorporation filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share and ratio data)	June 30,			June 30,
	2009	2008	% Change	2009	2008	% Change
EARNINGS
Taxable-equivalent net interest income	$499,432	$490,587	1.80%	$980,102	$983,124	(0.31)%
Taxable-equivalent revenue	1,084,776	562,959	92.69%	1,420,184	1,166,496	21.75%
Net interest income	493,688	484,743	1.85%	968,463	971,201	(0.28)%
Noninterest income	585,344	72,372	708.80%	440,082	183,372	139.99%
Provision for loan losses	762,654	114,192	567.87%	1,060,278	206,474	413.52%
Noninterest expense	419,469	354,417	18.35%	795,674	704,520	12.94%
Impairment loss on goodwill	-	-		633,992	-
Income (loss) before income taxes	(103,091)	88,506	(216.48)%	(1,081,399)	243,579	(543.96)%
Income taxes (benefit)	(34,239)	22,037	(255.37)%	(185,966)	71,933	(358.53)%
Net income (loss)	(68,852)	66,469	(203.59)%	(895,433)	171,646	(621.67)%
Net loss applicable to noncontrolling interests	(1,209)	(5,729)	(78.90)%	(1,749)	(7,301)	(76.04)%
Net income (loss) applicable to controlling interest	(67,643)	72,198	(193.69)%	(893,684)	178,947	(599.41)%
Net earnings (loss) applicable to common shareholders	(40,672)	69,744	(158.32)%	(892,999)	174,040	(613.10)%

PER COMMON SHARE
Net earnings (loss) (diluted)	(0.35)	0.65	(153.85)%	(7.77)	1.62	(579.63)%
Dividends	0.04	0.43	(90.70)%	0.08	0.86	(90.70)%
Book value per common share				32.50	46.82	(30.59)%

SELECTED RATIOS
Return on average assets	(0.50)%	0.54%		(3.29)%	0.68%
Return on average common equity	(4.06)%	5.53%		(40.27)%	6.86%
Efficiency ratio	38.67%	62.96%		56.03%	60.40%
Net interest margin	4.09%	4.18%		4.01%	4.20%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except share and ratio data)	June 30,			June 30,
	2009	2008	% Change	2009	2008	% Change
AVERAGE BALANCES
Total assets	$54,070,154	$53,293,375	1.46%	$54,731,243	$53,103,599	3.07%
Total interest-earning assets	49,018,640	47,202,577	3.85%	49,298,298	47,028,006	4.83%
Securities	4,907,115	4,866,421	0.84%	4,697,746	5,103,854	(7.96)%
Net loans and leases	41,910,940	40,325,657	3.93%	41,899,844	39,781,734	5.32%
Goodwill	1,017,382	2,009,517	(49.37)%	1,334,043	2,009,497	(33.61)%
Core deposit and other intangibles	125,768	137,675	(8.65)%	126,261	142,019	(11.10)%
Total deposits	42,958,798	36,774,214	16.82%	42,546,019	36,684,444	15.98%
Shareholders’ equity:
Preferred equity	1,587,752	240,000	561.56%	1,585,717	240,000	560.72%
Common equity	4,016,134	5,070,047	(20.79)%	4,472,023	5,098,334	(12.28)%
Noncontrolling interests	25,268	27,244	(7.25)%	26,487	28,960	(8.54)%

Weighted average common and common-
equivalent shares outstanding	115,908,127	106,711,948	8.62%	115,012,123	106,696,919	7.79%

AT PERIOD END
Total assets				$52,874,957	$54,630,883	(3.21)%
Total interest-earning assets				48,024,659	47,920,419	0.22%
Securities				4,920,445	4,784,185	2.85%
Net loans and leases				41,399,533	41,714,468	(0.75)%
Allowance for loan losses				1,248,055	548,958	127.35%
Reserve for unfunded lending commitments				60,688	26,838	126.13%
Goodwill				1,017,385	2,009,511	(49.37)%
Core deposit and other intangibles				121,675	132,481	(8.16)%
Total deposits				42,644,172	37,607,995	13.39%
Shareholders’ equity:
Preferred equity				1,491,730	240,000	521.55%
Common equity				4,066,202	5,033,530	(19.22)%
Noncontrolling interests				24,021	25,528	(5.90)%

Common shares outstanding				125,095,328	107,518,975	16.35%

Average equity to average assets	10.41%	10.01%		11.12%	10.11%
Common dividend payout	na	66.23%		na	52.98%
Tangible common equity ratio				5.66%	5.51%
Tangible equity ratio				8.59%	6.01%

Nonperforming assets, excluding FDIC-supported assets				$1,922,557	$695,287	176.51%
Ratio of nonperforming assets, excluding FDIC-supported
assets, to net loans and leases and other real estate owned				4.68%	1.66%
Accruing loans past due 90 days or more, excluding
FDIC-supported assets				$178,300	$108,934	63.68%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(In thousands, except per share and ratio data)	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
EARNINGS
Taxable-equivalent net interest income	$499,432	$480,670	$514,422	$497,822	$490,587
Taxable-equivalent revenue	1,084,776	335,408	432,132	587,432	562,959
Net interest income	493,688	474,775	508,442	492,003	484,743
Noninterest income	585,344	(145,262)	(82,290)	89,610	72,372
Provision for loan losses	762,654	297,624	285,189	156,606	114,192
Noninterest expense	419,469	376,205	398,167	372,276	354,417
Impairment loss on goodwill	-	633,992	353,804	-	-
Income (loss) before income taxes	(103,091)	(978,308)	(611,008)	52,731	88,506
Income taxes (benefit)	(34,239)	(151,727)	(126,512)	11,214	22,037
Net income (loss)	(68,852)	(826,581)	(484,496)	41,517	66,469
Net income (loss) applicable to noncontrolling interests	(1,209)	(540)	(1,520)	3,757	(5,729)
Net income (loss) applicable to controlling interest	(67,643)	(826,041)	(482,976)	37,760	72,198
Net earnings (loss) applicable to common shareholders	(40,672)	(852,327)	(498,084)	33,351	69,744

PER COMMON SHARE
Net earnings (loss) (diluted)	(0.35)	(7.47)	(4.37)	0.31	0.65
Dividends	0.04	0.04	0.32	0.43	0.43
Book value per common share	32.50	34.39	42.65	45.78	46.82

SELECTED RATIOS
Return on average assets	(0.50)%	(6.05)%	(3.52)%	0.28%	0.54%
Return on average common equity	(4.06)%	(70.07)%	(38.77)%	2.59%	5.53%
Efficiency ratio	38.67%	112.16%	92.14%	63.37%	62.96%
Net interest margin	4.09%	3.93%	4.20%	4.13%	4.18%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(In thousands, except share and ratio data)	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
AVERAGE BALANCES
Total assets	$54,070,154	$55,399,675	$54,546,364	$54,279,760	$53,293,375
Total interest-earning assets	49,018,640	49,581,062	48,708,673	47,984,725	47,202,577
Securities	4,907,115	4,486,050	4,516,559	4,582,727	4,866,421
Net loans and leases	41,910,940	41,888,624	41,769,536	41,824,097	40,325,657
Goodwill	1,017,382	1,654,222	1,720,536	2,009,509	2,009,517
Core deposit and other intangibles	125,768	126,759	130,703	132,167	137,675
Total deposits	42,958,798	42,128,652	39,580,867	37,321,656	36,774,214
Shareholders' equity:
Preferred equity	1,587,752	1,583,659	961,072	282,500	240,000
Common equity	4,016,134	4,932,977	5,110,430	5,123,399	5,070,047
Noncontrolling interests	25,268	27,720	28,751	29,949	27,244

Weighted average common and common-
equivalent shares outstanding	115,908,127	114,106,164	114,065,100	108,497,464	106,711,948

AT PERIOD END
Total assets	$52,874,957	$54,545,012	$55,092,791	$53,974,168	$54,630,883
Total interest-earning assets	48,024,659	49,267,000	49,071,281	47,656,065	47,920,419
Securities	4,920,445	4,800,957	4,509,308	4,755,359	4,784,185
Net loans and leases	41,399,533	41,932,315	41,658,738	41,735,598	41,714,468
Allowance for loan losses	1,248,055	832,878	686,999	609,433	548,958
Reserve for unfunded lending commitments	60,688	52,761	50,934	23,574	26,838
Goodwill	1,017,385	1,034,465	1,651,377	2,009,504	2,009,511
Core deposit and other intangibles	121,675	124,585	125,935	133,989	132,481
Total deposits	42,644,172	43,307,233	41,316,496	38,590,901	37,607,995
Shareholders' equity:
Preferred equity	1,491,730	1,587,027	1,581,834	286,949	240,000
Common equity	4,066,202	3,965,979	4,919,862	5,279,078	5,033,530
Noncontrolling interests	24,021	26,828	27,320	30,288	25,528

Common shares outstanding	125,095,328	115,335,668	115,344,813	115,302,598	107,518,975

Average equity to average assets	10.41%	11.81%	11.18%	10.01%	10.01%
Common dividend payout	na	na	na	138.44%	66.23%
Tangible common equity ratio	5.66%	5.26%	5.89%	6.05%	5.51%
Tangible equity ratio	8.59%	8.28%	8.91%	6.66%	6.01%

Nonperforming assets, excluding FDIC-supported assets	$1,922,557	$1,647,913	$1,138,375	$922,339	$695,287
Ratio of nonperforming assets, excluding FDIC-supported
assets, to net loans and leases and other real estate owned	4.68%	3.96%	2.71%	2.19%	1.66%
Accruing loans past due 90 days or more, excluding
FDIC-supported assets	$178,300	$88,035	$129,567	$97,831	$108,934

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14
CONSOLIDATED BALANCE SHEETS
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except share amounts)	2009	2009	2008	2008	2008
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,229,205	$1,321,972	$1,475,976	$1,441,957	$1,751,724
Money market investments:
Interest-bearing deposits and commercial paper	1,005,060	1,952,555	2,332,759	568,875	504,314
Federal funds sold	390,619	13,277	83,451	274,129	274,456
Security resell agreements	57,476	305,111	286,707	170,009	484,487
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$891,186, $1,361,460, $1,443,555, $1,587,006, and $1,730,104)	937,942	1,648,971	1,790,989	1,917,354	1,914,833
Available-for-sale, at fair value	3,903,895	3,086,788	2,676,255	2,792,236	2,817,682
Trading account, at fair value (includes $0, $0, $538, $531,
and $463 transferred as collateral under repurchase agreements)	78,608	65,198	42,064	45,769	51,670
	4,920,445	4,800,957	4,509,308	4,755,359	4,784,185

Loans held for sale	251,526	262,785	200,318	152,095	158,509

Loans:
Loans and leases excluding FDIC-supported assets	40,654,802	41,220,610	41,791,237	41,876,371	41,874,224
FDIC-supported assets	874,773	836,454
	41,529,575	42,057,064	41,791,237	41,876,371	41,874,224
Less:
Unearned income and fees, net of related costs	130,042	124,749	132,499	140,773	159,756
Allowance for loan losses	1,248,055	832,878	686,999	609,433	548,958
Loans and leases, net of allowance	40,151,478	41,099,437	40,971,739	41,126,165	41,165,510

Other noninterest-bearing investments	1,046,131	1,051,956	1,044,092	1,170,367	1,153,933
Premises and equipment, net	703,613	701,742	687,096	675,480	656,013
Goodwill	1,017,385	1,034,465	1,651,377	2,009,504	2,009,511
Core deposit and other intangibles	121,675	124,585	125,935	133,989	132,481
Other real estate owned	293,857	226,634	191,792	156,817	125,186
Other assets	1,686,487	1,649,536	1,532,241	1,339,422	1,430,574
	$52,874,957	$54,545,012	$55,092,791	$53,974,168	$54,630,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$11,142,017	$10,517,910	$9,683,385	$9,413,484	$9,735,265
Interest-bearing:
Savings and NOW	4,949,711	4,710,899	4,452,919	4,341,873	4,590,767
Money market	17,276,743	18,103,564	16,826,846	14,087,288	13,387,401
Time under $100,000	2,845,893	3,112,864	2,974,566	2,954,116	2,466,082
Time $100,000 and over	4,455,225	4,647,015	4,756,218	4,468,225	4,102,369
Foreign	1,974,583	2,214,981	2,622,562	3,325,915	3,326,111
	42,644,172	43,307,233	41,316,496	38,590,901	37,607,995

Securities sold, not yet purchased	51,109	39,892	35,657	29,528	46,376
Federal funds purchased	1,169,809	1,213,970	965,835	1,179,197	2,379,055
Security repurchase agreements	565,975	551,686	899,751	734,379	1,010,325
Other liabilities	597,543	578,768	669,111	649,672	555,812
Commercial paper	1,019	984	15,451	40,493	137,200
Federal Home Loan Bank advances and other borrowings:
One year or less	47,152	429,655	2,039,853	4,690,784	5,003,057
Over one year	18,882	127,680	128,253	128,855	129,474
Long-term debt	2,197,343	2,715,310	2,493,368	2,334,044	2,462,531
Total liabilities	47,293,004	48,965,178	48,563,775	48,377,853	49,331,825

Shareholders’ equity:
Preferred stock, without par value, authorized 3,000,000 shares	1,491,730	1,587,027	1,581,834	286,949	240,000
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 125,095,328, 115,335,668,
115,344,813, 115,302,598 and 107,518,975 shares	2,779,896	2,607,541	2,599,916	2,482,517	2,224,455
Retained earnings	1,668,608	1,713,897	2,433,363	2,968,242	2,981,062
Accumulated other comprehensive income (loss)	(368,164)	(340,727)	(98,958)	(157,305)	(158,325)
Deferred compensation	(14,138)	(14,732)	(14,459)	(14,376)	(13,662)
Controlling interest shareholders’ equity	5,557,932	5,553,006	6,501,696	5,566,027	5,273,530
Noncontrolling interests	24,021	26,828	27,320	30,288	25,528
Total shareholders’ equity	5,581,953	5,579,834	6,529,016	5,596,315	5,299,058
	$52,874,957	$54,545,012	$55,092,791	$53,974,168	$54,630,883
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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Interest income:
Interest and fees on loans	$583,590	$579,852	$650,885	$663,677	$643,111
Interest on loans held for sale	3,082	2,756	2,442	1,916	2,699
Lease financing	4,735	4,593	4,999	5,515	5,767
Interest on money market investments	1,543	3,376	7,172	9,267	12,313
Interest on securities:
Held-to-maturity – taxable	9,367	18,908	22,317	21,780	15,730
Held-to-maturity – nontaxable	5,796	6,265	6,396	6,319	6,224
Available-for-sale – taxable	26,982	21,703	28,680	25,044	35,059
Available-for-sale – nontaxable	1,778	1,678	1,711	1,697	1,870
Trading account	823	571	598	437	159
Total interest income	637,696	639,702	725,200	735,652	722,932

Interest expense:
Interest on savings and money market deposits	64,949	74,553	95,717	90,720	80,144
Interest on time and foreign deposits	52,577	62,679	77,806	74,837	83,460
Interest on short-term borrowings	3,661	6,020	20,368	50,164	45,070
Interest on long-term borrowings	22,821	21,675	22,867	27,928	29,515
Total interest expense	144,008	164,927	216,758	243,649	238,189

Net interest income	493,688	474,775	508,442	492,003	484,743
Provision for loan losses	762,654	297,624	285,189	156,606	114,192
Net interest income after provision for loan losses	(268,966)	177,151	223,253	335,397	370,551

Noninterest income:
Service charges and fees on deposit accounts	51,833	52,788	52,641	53,695	51,067
Other service charges, commissions and fees	40,291	38,227	40,532	42,794	42,362
Trust and wealth management income	8,750	7,165	8,910	8,865	10,284
Capital markets and foreign exchange	16,311	13,204	15,048	12,257	12,196
Dividends and other investment income	2,684	8,408	16,001	7,042	10,409
Loan sales and servicing income	7,040	5,851	4,420	3,633	8,516
Income (loss) from securities conduit	(149)	1,235	1,542	336	1,043
Fair value and nonhedge derivative income (loss)	20,316	4,004	(5,819)	(26,155)	(19,789)
Equity securities gains (losses), net	(619)	2,763	(14,125)	12,971	(8,121)
Fixed income securities gains (losses), net	1,444	195	(1,139)	135	78
Impairment losses on investment securities:
Impairment losses on investment securities	(71,515)	(165,616)	(196,472)	(28,022)	(38,761)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	29,546	82,943
Net impairment losses on investment securities	(41,969)	(82,673)	(196,472)	(28,022)	(38,761)
Valuation losses on securities purchased	(11,701)	(200,391)	(7,868)	-	-
Gains on swap termination and debt modification	466,333
Acquisition related gains	22,977
Other	1,803	3,962	4,039	2,059	3,088
Total noninterest income	585,344	(145,262)	(82,290)	89,610	72,372

Noninterest expense:
Salaries and employee benefits	202,420	204,161	190,861	208,995	201,291
Occupancy, net	26,651	28,327	29,460	30,552	27,364
Furniture and equipment	24,870	24,999	26,507	24,281	25,610
Other real estate expense	23,748	18,343	40,124	7,126	1,290
Legal and professional services	9,497	8,543	14,774	11,297	11,566
Postage and supplies	8,036	8,410	9,873	9,257	8,536
Advertising	5,678	7,148	10,078	6,782	7,520
FDIC premiums	42,329	14,171	5,745	5,286	4,624
Amortization of core deposit and other intangibles	7,078	6,886	8,055	8,096	8,191
Other	69,162	55,217	62,690	60,604	58,425
Total noninterest expense	419,469	376,205	398,167	372,276	354,417

Impairment loss on goodwill	-	633,992	353,804	-	-

Income (loss) before income taxes	(103,091)	(978,308)	(611,008)	52,731	88,506
Income taxes (benefit)	(34,239)	(151,727)	(126,512)	11,214	22,037
Net income (loss)	(68,852)	(826,581)	(484,496)	41,517	66,469
Net income (loss) applicable to noncontrolling interests	(1,209)	(540)	(1,520)	3,757	(5,729)
Net income (loss) applicable to controlling interest	(67,643)	(826,041)	(482,976)	37,760	72,198
Preferred stock dividends	(25,447)	(26,286)	(15,108)	(4,409)	(2,454)
Preferred stock redemption	52,418
Net earnings (loss) applicable to common shareholders	$(40,672)	$(852,327)	$(498,084)	$33,351	$69,744

Weighted average common shares outstanding during the period:
Basic shares	115,908	114,106	114,065	108,407	106,595
Diluted shares	115,908	114,106	114,065	108,497	106,712

Net earnings (loss) per common share:
Basic	$(0.35)	$(7.47)	$(4.37)	$0.31	$0.65
Diluted	(0.35)	(7.47)	(4.37)	0.31	0.65

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16
CONSOLIDATED STATEMENTS OF INCOME (Continued)
(Unaudited)

	Six Months Ended
(In thousands, except per share amounts)	June 30,
	2009	2008
Interest income:
Interest and fees on loans	$1,163,442	$1,331,550
Interest on loans held for sale	5,838	5,716
Lease financing	9,328	11,585
Interest on money market investments	4,919	31,341
Interest on securities:
Held-to-maturity – taxable	28,275	18,185
Held-to-maturity – nontaxable	12,061	12,653
Available-for-sale – taxable	48,685	97,415
Available-for-sale – nontaxable	3,456	3,762
Trading account	1,394	840
Total interest income	1,277,398	1,513,047

Interest expense:
Interest on savings and money market deposits	139,502	184,131
Interest on time and foreign deposits	115,256	189,682
Interest on short-term borrowings	9,681	108,343
Interest on long-term borrowings	44,496	59,690
Total interest expense	308,935	541,846

Net interest income	968,463	971,201
Provision for loan losses	1,060,278	206,474
Net interest income after provision for loan losses	(91,815)	764,727

Noninterest income:
Service charges and fees on deposit accounts	104,621	100,652
Other service charges, commissions and fees	78,518	84,343
Trust and wealth management income	15,915	19,977
Capital markets and foreign exchange	29,515	22,593
Dividends and other investment income	11,092	23,319
Loan sales and servicing income	12,891	16,326
Income from securities conduit	1,086	3,624
Fair value and nonhedge derivative income (loss)	24,320	(16,002)
Equity securities gains, net	2,144	1,947
Fixed income securities gains, net	1,639	1,853
Impairment losses on investment securities:
Impairment losses on investment securities	(237,131)	(79,546)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	112,489
Net impairment losses on investment securities	(124,642)	(79,546)
Valuation losses on securities purchased	(212,092)	(5,204)
Gains on swap termination and debt modification	466,333
Acquisition related gains	22,977
Other	5,765	9,490
Total noninterest income	440,082	183,372

Noninterest expense:
Salaries and employee benefits	406,581	410,645
Occupancy, net	54,978	54,163
Furniture and equipment	49,869	49,348
Other real estate expense	42,091	3,128
Legal and professional services	18,040	19,446
Postage and supplies	16,446	18,325
Advertising	12,826	13,871
FDIC premiums	56,500	8,827
Amortization of core deposit and other intangibles	13,964	17,011
Other	124,379	109,756
Total noninterest expense	795,674	704,520

Impairment loss on goodwill	633,992	-

Income (loss) before income taxes	(1,081,399)	243,579
Income taxes (benefit)	(185,966)	71,933
Net income (loss)	(895,433)	171,646
Net loss applicable to noncontrolling interests	(1,749)	(7,301)
Net income (loss) applicable to controlling interest	(893,684)	178,947
Preferred stock dividends	(51,733)	(4,907)
Preferred stock redemption	52,418
Net earnings (loss) applicable to common shareholders	$(892,999)	$174,040

Weighted average common shares outstanding during the period:
Basic shares	115,012	106,554
Diluted shares	115,012	106,697

Net earnings (loss) per common share:
Basic	$(7.77)	$1.62
Diluted	(7.77)	1.62

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
(Unaudited)				Accumulated
				other			Total
	Preferred	Common	Retained	comprehensive	Deferred	Noncontrolling	shareholders’
(In thousands, except per share amounts)	stock	stock	earnings	income (loss)	compensation	interests	equity

Balance, December 31, 2008	$1,581,834	$2,599,916	$2,433,363	$(98,958)	$(14,459)	$27,320	$6,529,016
Cumulative effect of change in accounting principle,
adoption of FSP FAS 115-2 and 124-2			137,462	(137,462)			-
Comprehensive loss:
Net loss for the period			(826,041)			(540)	(826,581)
Other comprehensive income (loss), net of tax:
Net realized and unrealized holding losses
on investments and retained interests				(83,553)
Reclassification for net realized losses
on investments recorded in operations				38,862
Noncredit-related impairment losses on
securities not expected to be sold				(49,928)
Accretion of securities with noncredit-related
impairment losses not expected to be sold				896
Net unrealized losses on derivative instruments				(10,584)
Other comprehensive loss				(104,307)			(104,307)
Total comprehensive loss							(930,888)
Dividends on preferred stock	5,193		(26,286)				(21,093)
Net stock issued under employee
plans and related tax benefits		7,625					7,625
Dividends on common stock, $.04 per share			(4,601)				(4,601)
Change in deferred compensation					(273)		(273)
Other changes in noncontrolling interests						48	48
Balance, March 31, 2009	1,587,027	2,607,541	1,713,897	(340,727)	(14,732)	26,828	5,579,834

Comprehensive loss:
Net loss for the period			(67,643)			(1,209)	(68,852)
Other comprehensive income (loss), net of tax:
Net realized and unrealized holding gains
on investments and retained interests				5,041
Reclassification for net realized losses
on investments recorded in operations				24,434
Noncredit-related impairment losses on
securities not expected to be sold				(17,855)
Accretion of securities with noncredit-related
impairment losses not expected to be sold				35
Net unrealized losses on derivative instruments				(39,092)
Other comprehensive loss				(27,437)			(27,437)
Total comprehensive loss							(96,289)
Preferred stock redemption	(100,511)	1,763	52,418				(46,330)
Dividends on preferred stock	5,214		(25,447)				(20,233)
Issuance of common stock		123,741					123,741
Subordinated debt modification		45,326					45,326
Net stock issued under employee
plans and related tax benefits		1,525					1,525
Dividends on common stock, $.04 per share			(4,617)				(4,617)
Change in deferred compensation					594		594
Other changes in noncontrolling interests						(1,598)	(1,598)
Balance, June 30, 2009	$1,491,730	$2,779,896	$1,668,608	$(368,164)	$(14,138)	$24,021	$5,581,953
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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 18
INVESTMENT SECURITIES PORTFOLIO
ASSET-BACKED SECURITIES CLASSIFIED AT HIGHEST CREDIT RATING*
As of June 30, 2009
(Unaudited)			Net		Net
			unrealized		unrealized
			gains (losses)		gains (losses)	Estimated
	Par	Amortized	recognized	Carrying	not recognized	fair
(In thousands)	value	cost	in OCI [1]	value	in OCI [1]	value

HELD-TO-MATURITY:
Municipal securities	$674,524	$671,671	$-	$671,671	$(272)	$671,399
Asset-backed securities:
Trust preferred securities – banks and insurance
A rated	11,378	11,378	(1,397)	9,981	(1,250)	8,731
A rated – OTTI/PIK’d [2]	551	549	(105)	444	-	444
BBB rated	16,698	16,699	(1,895)	14,804	(2,031)	12,773
Noninvestment grade	236,820	236,666	(22,419)	214,247	(35,223)	179,024
	265,447	265,292	(25,816)	239,476	(38,504)	200,972
Other
AAA rated	4,334	4,147	(90)	4,057	(309)	3,748
A rated	3,831	3,243	(1,012)	2,231	559	2,790
BBB rated	18,000	16,615	(55)	16,560	(8,116)	8,444
Noninvestment grade – OTTI/PIK’d [2]	12,413	8,481	(4,634)	3,847	(112)	3,735
	38,578	32,486	(5,791)	26,695	(7,978)	18,717
Other debt securities	100	100	-	100	(2)	98
	978,649	969,549	(31,607)	937,942	(46,756)	891,186

AVAILABLE-FOR-SALE:
U.S. Treasury securities	25,653	25,113	732	25,845		25,845
U.S. Government agencies and corporations:
Agency securities	290,084	290,504	5,874	296,378		296,378
Agency guaranteed mortgage-backed securities	410,168	411,180	9,504	420,684		420,684
Small Business Administration loan-backed securities	786,872	834,883	(22,353)	812,530		812,530
Municipal securities	257,441	251,029	1,804	252,833		252,833
Asset-backed securities:
Trust preferred securities – banks and insurance
AAA rated	86,348	85,601	(10,311)	75,290		75,290
AA rated	639,284	479,247	5,234	484,481		484,481
A rated	367,315	356,311	(113,497)	242,814		242,814
BBB rated	169,696	145,482	(37,446)	108,036		108,036
Not rated	26,020	25,003	(3,988)	21,015		21,015
Noninvestment grade	386,103	379,813	(118,546)	261,267		261,267
Noninvestment grade – OTTI/PIK’d [2]	786,218	702,300	(359,039)	343,261		343,261
	2,460,984	2,173,757	(637,593)	1,536,164		1,536,164
Trust preferred securities – real estate investment trusts
Noninvestment grade	45,000	33,890	(12,460)	21,430		21,430
Noninvestment grade – OTTI/PIK’d [2]	50,000	42,855	(29,705)	13,150		13,150
	95,000	76,745	(42,165)	34,580		34,580
Auction rate securities
AAA rated	181,625	167,209	(1,447)	165,762		165,762
A rated	7,300	4,678	789	5,467		5,467
	188,925	171,887	(658)	171,229		171,229
Other
AAA rated	59,255	56,437	(11,544)	44,893		44,893
AA rated	3,495	1,987	196	2,183		2,183
BBB rated	53,724	50,810	(13,184)	37,626		37,626
Noninvestment grade	27,617	23,943	(14,773)	9,170		9,170
Noninvestment grade – OTTI/PIK’d [2]	74,012	28,806	(15,349)	13,457		13,457
	218,103	161,983	(54,654)	107,329		107,329
	4,733,230	4,397,081	(739,509)	3,657,572		3,657,572
Other securities:
Mutual funds and stock	246,323	246,323	-	246,323		246,323
	4,979,553	4,643,404	(739,509)	3,903,895		3,903,895
Total	$5,958,202	$5,612,953	$(771,116)	$4,841,837	$(46,756)	$4,795,081

* Ratings categories include entire range. For example, “A rated” includes A+, A and A-. Split rated securities with more than one rating are categorized at the highest rating level.

[1] Other comprehensive income. All amounts reported are pretax.
[2] Consists of securities determined to have Other Than Temporary Impairment (“OTTI”) and/or securities whose most recent interest payment was capitalized as opposed to being paid in cash, as permitted under the terms of the security. This capitalization feature is known as Payment In Kind (“PIK”) and where exercised the security is called PIK’d.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 19
INVESTMENT SECURITIES PORTFOLIO
ASSET-BACKED SECURITIES CLASSIFIED AT LOWEST CREDIT RATING*
As of June 30, 2009
(Unaudited)			Net		Net
			unrealized		unrealized
			gains (losses)		gains (losses)	Estimated
	Par	Amortized	recognized	Carrying	not recognized	fair
(In thousands)	value	cost	in OCI [1]	value	in OCI [1]	value

HELD-TO-MATURITY:
Municipal securities	$674,524	$671,671	$-	$671,671	$(272)	$671,399
Asset-backed securities:
Trust preferred securities – banks and insurance
Noninvestment grade	264,896	264,743	(25,711)	239,032	(38,504)	200,528
Noninvestment grade – OTTI/PIK’d [2]	551	549	(105)	444	-	444
	265,447	265,292	(25,816)	239,476	(38,504)	200,972
Other
AAA rated	4,334	4,147	(90)	4,057	(309)	3,748
Noninvestment grade	21,831	19,858	(1,067)	18,791	(7,557)	11,234
Noninvestment grade – OTTI/PIK’d [2]	12,413	8,481	(4,634)	3,847	(112)	3,735
	38,578	32,486	(5,791)	26,695	(7,978)	18,717
Other debt securities	100	100	-	100	(2)	98
	978,649	969,549	(31,607)	937,942	(46,756)	891,186

AVAILABLE-FOR-SALE:
U.S. Treasury securities	25,653	25,113	732	25,845		25,845
U.S. Government agencies and corporations:
Agency securities	290,084	290,504	5,874	296,378		296,378
Agency guaranteed mortgage-backed securities	410,168	411,180	9,504	420,684		420,684
Small Business Administration loan-backed securities	786,872	834,883	(22,353)	812,530		812,530
Municipal securities	257,441	251,029	1,804	252,833		252,833
Asset-backed securities:
Trust preferred securities – banks and insurance
AAA rated	5,779	5,779	(140)	5,639		5,639
AA rated	65,040	64,550	(8,884)	55,666		55,666
A rated	149,401	121,423	3,529	124,952		124,952
BBB rated	257,649	180,886	14,630	195,516		195,516
Not rated	26,020	25,003	(3,988)	21,015		21,015
Noninvestment grade	1,170,877	1,073,816	(283,701)	790,115		790,115
Noninvestment grade – OTTI/PIK’d [2]	786,218	702,300	(359,039)	343,261		343,261
	2,460,984	2,173,757	(637,593)	1,536,164		1,536,164
Trust preferred securities – real estate investment trusts
Noninvestment grade	45,000	33,890	(12,460)	21,430		21,430
Noninvestment grade – OTTI/PIK’d [2]	50,000	42,855	(29,705)	13,150		13,150
	95,000	76,745	(42,165)	34,580		34,580
Auction rate securities
AAA rated	174,825	161,023	(1,291)	159,732		159,732
BBB rated	7,300	4,678	789	5,467		5,467
Noninvestment grade	6,800	6,186	(156)	6,030		6,030
	188,925	171,887	(658)	171,229		171,229
Other
AAA rated	30,134	28,146	(8,538)	19,608		19,608
AA rated	5,164	5,164	(787)	4,377		4,377
A rated	7,621	6,901	365	7,266		7,266
BBB rated	5,919	4,395	(1,242)	3,153		3,153
Noninvestment grade	95,253	88,571	(29,103)	59,468		59,468
Noninvestment grade – OTTI/PIK’d [2]	74,012	28,806	(15,349)	13,457		13,457
	218,103	161,983	(54,654)	107,329		107,329
	4,733,230	4,397,081	(739,509)	3,657,572		3,657,572
Other securities:
Mutual funds and stock	246,323	246,323	-	246,323		246,323
	4,979,553	4,643,404	(739,509)	3,903,895		3,903,895
Total	$5,958,202	$5,612,953	$(771,116)	$4,841,837	$(46,756)	$4,795,081

* Ratings categories include entire range. For example, “A rated” includes A+, A and A-. Split rated securities with more than one rating are categorized at the lowest rating level.

[1] Other comprehensive income. All amounts reported are pretax.
[2] Consists of securities determined to have Other Than Temporary Impairment (“OTTI”) and/or securities whose most recent interest payment was capitalized as opposed to being paid in cash, as permitted under the terms of the security. This capitalization feature is known as Payment In Kind (“PIK”) and where exercised the security is called PIK’d.
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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 20

Nonperforming Lending Related Assets
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2009	2009	2008	2008	2008

Nonaccrual loans	$1,628,700	$1,421,279	$946,583	$765,522	$570,101
Other real estate owned	293,857	226,634	191,792	156,817	125,186
Nonperforming assets, excluding FDIC-supported assets	1,922,557	1,647,913	1,138,375	922,339	695,287
FDIC-supported assets [1]	136,775	106,910	-	-	-
Total nonperforming assets	$2,059,332	$1,754,823	$1,138,375	$922,339	$695,287

Ratio of nonperforming assets, excluding FDIC-supported
assets, to net loans and leases [2] and other real estate owned	4.68%	3.96%	2.71%	2.19%	1.66%

Ratio of nonperforming assets to net loans and leases [2]
and other real estate owned	4.91%	4.14%	2.71%	2.19%	1.66%

Accruing loans past due 90 days or more, excluding
FDIC-supported assets	$178,300	$88,035	$129,567	$97,831	$108,934
Accruing loans past due 90 days or more	196,531	112,400	129,567	97,831	108,934

Ratio of accruing loans past due 90 day or more, excluding
FDIC-supported assets, to net loans and leases	0.44%	0.21%	0.31%	0.23%	0.26%

Ratio of accruing loans past due 90 day or more to net
loans and leases	0.47%	0.27%	0.31%	0.23%	0.26%

[1] FDIC-supported assets represent assets acquired from the FDIC subject to a loss sharing agreement.
[2] Includes loans held for sale.

Allowance and Reserve for Credit Losses
(Unaudited)

(In thousands)	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Allowance for Loan Losses
Balance at beginning of period	$832,878	$686,999	$609,433	$548,958	$501,283
Allowance associated with purchased
securitized loans and loans sold	-	-	30	(804)	1,301
Add:
Provision for losses	762,654	297,624	285,189	156,606	114,192
Deduct:
Loan and lease charge-offs	(353,226)	(157,691)	(185,317)	(100,241)	(75,378)
Recoveries	5,749	5,946	5,601	4,914	7,560
Net loan and lease charge-offs	(347,477)	(151,745)	(179,716)	(95,327)	(67,818)
Reclassification to reserve for unfunded
lending commitments	-	-	(27,937)	-	-
Balance at end of period	$1,248,055	$832,878	$686,999	$609,433	$548,958

Ratio of allowance for loan losses to net loans
and leases, excluding FDIC-supported assets,
outstanding at period end	3.08%	2.03%	1.65%	1.46%	1.32%

Ratio of allowance for loan losses to nonperforming
loans, excluding FDIC-supported assets, at period end	76.63%	58.60%	72.58%	79.61%	96.29%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$52,761	$50,934	$23,574	$26,838	$25,148
Reclassification from allowance for loan losses	-	-	27,937	-	-
Provision charged (credited) against earnings	7,927	1,827	(577)	(3,264)	1,690
Balance at end of period	$60,688	$52,761	$50,934	$23,574	$26,838

Total Allowance and Reserve for Credit Losses
Allowance for loan losses	$1,248,055	$832,878	$686,999	$609,433	$548,958
Reserve for unfunded lending commitments	60,688	52,761	50,934	23,574	26,838
Total allowance and reserve for credit losses	$1,308,743	$885,639	$737,933	$633,007	$575,796

Ratio of total allowance and reserve for credit losses
to net loans and leases outstanding, excluding
FDIC-supported assets, at period end	3.23%	2.16%	1.77%	1.52%	1.38%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 21

Loan Balances By Portfolio Type
(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
(In millions)	2009	2009	2008	2008	2008

Commercial lending:
Commercial and industrial	$10,588	$10,958	$11,447	$11,351	$11,247
Leasing	423	401	431	451	492
Owner occupied	8,782	8,769	8,743	8,782	8,912
Total commercial lending	19,793	20,128	20,621	20,584	20,651

Commercial real estate:
Construction and land development	6,848	7,265	7,516	7,812	7,891
Term	6,795	6,559	6,196	6,079	5,939
Total commercial real estate	13,643	13,824	13,712	13,891	13,830

Consumer:
Home equity credit line	2,086	2,058	2,005	1,899	1,794
1-4 family residential	3,781	3,817	3,877	3,892	3,914
Construction and other consumer real estate	599	666	774	769	852
Bankcard and other revolving plans	344	327	374	360	332
Other	342	358	385	411	436
Total consumer	7,152	7,226	7,415	7,331	7,328

Foreign loans	67	43	43	70	65

FDIC-supported assets [1]	875	836
Total loans	$41,530	$42,057	$41,791	$41,876	$41,874

[1] FDIC-supported assets represent assets acquired from the FDIC subject to loss sharing agreements and include expected reimbursements from the FDIC of approximately $81 million.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 22
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)
	Three Months Ended			Three Months Ended
(In thousands)	June 30, 2009			March 31, 2009
	Average	Amount of	Average	Average	Amount of	Average
	balance	interest [1]	rate	balance	interest [1]	rate
ASSETS
Money market investments	$1,944,332	$1,543	0.32%	$2,961,701	$3,376	0.46%
Securities:
Held-to-maturity	1,491,322	18,284	4.92%	1,786,617	28,546	6.48%
Available-for-sale	3,336,239	29,717	3.57%	2,643,327	24,285	3.73%
Trading account	79,554	823	4.15%	56,106	571	4.13%
Total securities	4,907,115	48,824	3.99%	4,486,050	53,402	4.83%

Loans held for sale	256,253	3,082	4.82%	244,687	2,756	4.57%

Loans:
Net loans and leases excluding FDIC-supported assets [2]	40,991,516	579,070	5.67%	41,383,829	579,020	5.67%
FDIC-supported assets	919,424	10,921	4.76%	504,795	7,043	5.66%
Total loans and leases	41,910,940	589,991	5.65%	41,888,624	586,063	5.67%
Total interest-earning assets	49,018,640	643,440	5.26%	49,581,062	645,597	5.28%
Cash and due from banks	1,236,641			1,364,473
Allowance for loan losses	(876,064)			(714,642)
Goodwill	1,017,382			1,654,222
Core deposit and other intangibles	125,768			126,759
Other assets	3,547,787			3,387,801
Total assets	$54,070,154			$55,399,675

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$4,931,024	$5,292	0.43%	$4,529,097	$5,799	0.52%
Money market	17,787,662	59,657	1.35%	17,480,861	68,754	1.60%
Time under $100,000	2,942,319	19,254	2.62%	3,103,857	21,793	2.85%
Time $100,000 and over	4,628,867	28,475	2.47%	4,753,453	33,486	2.86%
Foreign	1,972,503	4,848	0.99%	2,356,293	7,400	1.27%
Total interest-bearing deposits	32,262,375	117,526	1.46%	32,223,561	137,232	1.73%
Borrowed funds:
Securities sold, not yet purchased	47,804	637	5.34%	33,469	439	5.32%
Federal funds purchased and security
repurchase agreements	2,047,532	1,591	0.31%	2,333,675	1,850	0.32%
Commercial paper	2,589	10	1.55%	3,383	14	1.68%
FHLB advances and other borrowings:
One year or less	150,960	1,423	3.78%	935,108	3,717	1.61%
Over one year	35,777	476	5.34%	127,942	1,803	5.72%
Long-term debt	2,717,284	22,345	3.30%	2,659,678	19,872	3.03%
Total borrowed funds	5,001,946	26,482	2.12%	6,093,255	27,695	1.84%
Total interest-bearing liabilities	37,264,321	144,008	1.55%	38,316,816	164,927	1.75%
Noninterest-bearing deposits	10,696,423			9,905,091
Other liabilities	480,256			633,412
Total liabilities	48,441,000			48,855,319
Shareholders’ equity:
Preferred equity	1,587,752			1,583,659
Common equity	4,016,134			4,932,977
Controlling interest shareholders’ equity	5,603,886			6,516,636
Noncontrolling interests	25,268			27,720
Total shareholders’ equity	5,629,154			6,544,356
Total liabilities and shareholders’ equity	$54,070,154			$55,399,675

Spread on average interest-bearing funds			3.71%			3.53%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$499,432	4.09%		$480,670	3.93%

[1] Taxable-equivalent rates used where applicable.
[2] Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 23
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)
	Six Months Ended			Six Months Ended
(In thousands)	June 30, 2009			June 30, 2008
	Average	Amount of	Average	Average	Amount of	Average
	balance	interest [1]	rate	balance	interest [1]	rate
ASSETS
Money market investments	$2,450,206	$4,919	0.40%	$1,941,873	$31,341	3.25%
Securities:
Held-to-maturity	1,638,154	46,830	5.76%	1,116,560	37,651	6.78%
Available-for-sale	2,991,697	54,002	3.64%	3,947,157	103,203	5.26%
Trading account	67,895	1,394	4.14%	40,137	840	4.21%
Total securities	4,697,746	102,226	4.39%	5,103,854	141,694	5.58%

Loans held for sale	250,502	5,838	4.70%	200,545	5,716	5.73%

Loans:
Net loans and leases excluding FDIC-supported assets [2]	41,186,589	1,158,090	5.67%	39,781,734	1,346,219	6.81%
FDIC-supported assets	713,255	17,964	5.08%	-	-
Total loans and leases	41,899,844	1,176,054	5.66%	39,781,734	1,346,219	6.81%
Total interest-earning assets	49,298,298	1,289,037	5.27%	47,028,006	1,524,970	6.52%
Cash and due from banks	1,300,204			1,368,970
Allowance for loan losses	(795,799)			(496,761)
Goodwill	1,334,043			2,009,497
Core deposit and other intangibles	126,261			142,019
Other assets	3,468,236			3,051,868
Total assets	$54,731,243			$53,103,599

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$4,731,171	$11,091	0.47%	$4,585,133	$19,245	0.84%
Money market	17,635,109	128,411	1.47%	12,861,959	164,886	2.58%
Time under $100,000	3,022,642	41,047	2.74%	2,545,893	50,441	3.98%
Time $100,000 and over	4,690,816	61,961	2.66%	4,402,884	89,536	4.09%
Foreign	2,163,338	12,248	1.14%	3,272,481	49,705	3.05%
Total interest-bearing deposits	32,243,076	254,758	1.59%	27,668,350	373,813	2.72%
Borrowed funds:
Securities sold, not yet purchased	40,676	1,076	5.33%	33,438	747	4.49%
Federal funds purchased and security
repurchase agreements	2,189,813	3,441	0.32%	3,157,020	38,775	2.47%
Commercial paper	2,984	24	1.62%	177,233	3,554	4.03%
FHLB advances and other borrowings:
One year or less	540,868	5,140	1.92%	4,473,306	65,267	2.93%
Over one year	81,605	2,279	5.63%	128,185	3,665	5.75%
Long-term debt	2,688,640	42,217	3.17%	2,486,947	56,025	4.53%
Total borrowed funds	5,544,586	54,177	1.97%	10,456,129	168,033	3.23%
Total interest-bearing liabilities	37,787,662	308,935	1.65%	38,124,479	541,846	2.86%
Noninterest-bearing deposits	10,302,943			9,016,094
Other liabilities	556,411			595,732
Total liabilities	48,647,016			47,736,305
Shareholders’ equity:
Preferred equity	1,585,717			240,000
Common equity	4,472,023			5,098,334
Controlling interest shareholders’ equity	6,057,740			5,338,334
Noncontrolling interests	26,487			28,960
Total shareholders’ equity	6,084,227			5,367,294
Total liabilities and shareholders’ equity	$54,731,243			$53,103,599

Spread on average interest-bearing funds			3.62%			3.66%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$980,102	4.01%		$983,124	4.20%

[1] Taxable-equivalent rates used where applicable.
[2] Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.
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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 24

Capital Ratios
(Unaudited)
	June 30,	March 31,	June 30,
	2009	2009	2008

Tangible common equity ratio	5.66%	5.26%	5.51%
Tangible equity ratio	8.59%	8.28%	6.01%

Risk-based capital ratios[1]:
Tier 1 risk-based capital	9.64%	9.43%	7.45%
Total risk-based capital	12.84%	13.39%	11.58%

[1] Ratios for June 30, 2009 are estimates.

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